Exhibit (j) under N-1A
                                          Exhibit 8 under Item 601/Reg SK


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated April 18, 2000, in Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A Number 2-89028) of Federated U.S. Government Securities Fund: 1-3 Years dated April 30, 2000.

By: /s/ ERNST & YOUNG
    Ernst & Young
Boston, Massachusetts

April 24, 2000